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EXHIBIT 10.05 RETIREMENT AGREEMENT BY AND BETWEEN S. SUE ARAMIAN AND THE
REGISTRANT

                       TERMINATION OF EMPLOYMENT AGREEMENT

     This Termination of Employment Agreement (the "Agreement") is made and entered into as of the 15th day of August, 2001, by and between The Steak n Shake Company (the "Company") and S. Sue Aramian.

     WHEREAS, Ms. S. Sue Aramian has served as an employee of the Company since 1983, having served the Company two years prior to that time without pay; and

     WHEREAS, Ms. Aramian's service to the Company has included a wide range of important positions, including Vice President, Secretary, and, currently, Vice Chairwoman of the Board of Directors; and

     WHEREAS, Ms. Aramian has advised the Company that she will retire as an employee of the Company effective March 1, 2002, and will resign her position as Vice Chairwoman of the Board of Directors in January, 2004; and

     WHEREAS, the Company would like to express its gratitude and appreciation for Ms. Aramian's faithful and distinguished service and for her significant contributions to the Company's growth and success, as a modern-day founder of the Company, in conjunction with Mr. E. W. Kelley.

     NOW, THERFORE, it is agreed between the parties hereto as follows:

     1. Commencing upon Ms. Aramian's retirement as an employee of the Company on March 1, 2002, Ms. Aramian will be paid the sum of $7,000 per month ($84,000 annually) for the balance of her lifetime.

     2. Ms. Aramian will also remain eligible for coverage under the Company's medical insurance plans for the balance of her lifetime; provided, however, that such coverage shall be secondary to Medicare or any other coverage provided by the Federal government.

     3. In consideration of the above, Ms. Aramian has agreed to make herself available to the Board for special assignments during her retirement. It is understood, however, that Ms. Aramian has no obligation to accept any particular special assignment.

This Agreement was executed as of the date first set forth above.

                                             THE STEAK N SHAKE COMPANY


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S. Sue Aramian                               E. W. Kelley, Chairman


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                                             Alan B. Gilman, President


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